AIM GOLD & PRECIOUS METALS                                         SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 9/30/2009
FILE NUMBER :       811-3826
SERIES NO.:                2

74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                                          18,657

       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                           5,236
         Class C                                                           5,628
         Class Y                                                             371
         Investor Class                                                   23,103

74V.   1 Net asset value per share (to nearest cent)
         Class A                                                         $  7.66

       2 Net asset value per share of a second class of open-end
         company shares (to nearest cent)
         Class B                                                         $  7.46
         Class C                                                         $  7.91
         Class Y                                                         $  7.73
         Investor Class                                                  $  7.70